SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                December 6, 2001





                           FLORIDAFIRST BANCORP, INC.
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             (Exact name of Registrant as specified in its Charter)



        Florida                      0-32139                59-3662010
-------------------------  -------------------------       -------------
(State or other jurisdiction      (SEC File No.)           (IRS Employer
     of incorporation)                                     Identification
                                                           Number)


205 East Orange Street, Lakeland, Florida                    33801-4611
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(Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code: (863) 688-6811
                                                    --------------




                                 Not Applicable
          -----------------------------------------------------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 5.  Other Events
---------------------

         On December 6, 2001, FloridaFirst Bank ("FFB"), the wholly-owned subsidiary of the Registrant, signed a definitive Agreement with SunTrust Bank ("SunTrust") to purchase seven Florida branches from SunTrust coincident with SunTrust's acquisition of such branches from Huntington National Bank ("Huntington"). Four of these Huntington branches are located in Lakeland, Florida, and one each in Avon Park and Sebring in Highlands County, and one branch in Wildwood, Florida. The transaction will include assumption of approximately $165 million in deposits and the purchase of approximately $25 million in loans related to these seven branches.

         FFB anticipates paying a deposit premium of approximately 7.6% of total deposits assumed in the transaction related to acquisition of the seven branches based on the current level of deposits of approximately $165 million for the transaction.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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Exhibit 99.1 -- Press Release concerning a definitive Agreement,  dated December
------------
6, 2001, between FFB and SunTrust, for the acquisition by FFB of seven branches from SunTrust.

Exhibit  99.2 - Purchase  and  Assumption  Agreement,  dated  December  6, 2001,
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between FFB and SunTrust.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         FLORIDAFIRST BANCORP, INC.



Date: December 7, 2001                By:/s/Kerry P. Charlet
                                         --------------------------------------
                                         Kerry P. Charlet
                                         Senior Vice President and
                                         Chief Financial Officer